PENNSYLVANIA STATE SYSTEM OF HIGHER EDUCATION
                                 FOUNDATION INC.

                     Contract Inquiry No. FOUNDATION 2004-1

      THIS AGREEMENT, made and entered into this 18th day of August 2004 between the Pennsylvania State System of Higher Education Foundation Inc., 2986 North 2nd Street, Harrisburg, PA 17101 (hereinafter "Foundation")

                                       AND

Vivid Learning Systems, Inc., (hereinafter "Vivid"), 2345 Stevens Dr, Richland WA 99352 acting through its proper officials, Federal I.D. # 91-1694268.

      Both the Foundation and Vivid, when used together, are hereinafter referred to as "Parties."

      WHEREAS, the Foundation is a nonprofit corporation incorporated under the Pennsylvania Nonprofit Corporation Law, 15 Pa. C.S.A. ss.5101 et. seq., and is authorized thereby to enter into this Contract. The Foundation is a nonprofit corporation created in part for the purpose of providing successful workforce development initiatives, both in the Commonwealth of Pennsylvania (hereinafter "Commonwealth") and worldwide.

      WHEREAS, the Foundation is committed to reducing costs and increasing profit margins in its online workforce development initiatives; and

      WHEREAS, the Foundation expects to become a world-class provider in meeting the current and future learning needs of the Commonwealth's business community; and

      WHEREAS, the Foundation must provide relevant and timely content that meets the business objectives of its clients and validate that these objectives are aligned to customers' strategic goals; and

      WHEREAS, the Foundation expects online learning programs and services to be centered around client goals; that performance can be monitored and reported; and, all training services can be accurately tracked and reliably delivered; and

      WHEREAS, the Foundation recognizes the need for a coordinated marketing program to meet revenue objectives; and

      WHEREAS, the Foundation seeks to enter into an agreement with an Application Service Provider that has a proven track record in providing various online services, including but not limited to:

                                                     Contract #FOUNDATION 2004-1

      1. Services to assist the Foundation in developing its online professional workforce development programs and services,
      2.    Marketing consulting services and support,
      3.    Consulting and support for obtaining Continuing Education Units
            (CEUs) for online offering,
      4.    Competitive pricing from Third Party Content Providers (TPCP),
      5.    TPCP services and content,
      6.    Online registration,

      7. A reliable Learning Management System (LMS) that monitors and tracks performance and produces timely customer reports that provide at a minimum contract number, company name, employee name, number of completed courses, grades when necessary and other information that may be requested by the Foundation to adequately report on the usage of the WEDnet program, Pennsylvania's Department of Community and Economic Development Guaranteed Free Training Program for Workforce Development
      8.    e-commerce capabilities,
      9. Portal development, including Foundation branding and development of Foundation's customers websites,
      10.   Links to other related web resources,
      11.   Program administrative control,
      12. High-quality courseware engine for delivery of courses, and access to technical and online course development experts,
      13.   Course Authoring Tool, a technology based curriculum writing instrument used for the preparation of online courses,
      14.   Ability to export data into Worksware, the Foundation's grant tracking and reporting software for WEDnet P A, and
      15. Reliable content and technical support to the Foundation and its customers.

      AND WHEREAS, Vivid is a corporation that has provided content and technology solutions to the Foundation for approximately two years. Vivid also has provided professional consulting and marketing services during this time; and

      WHEREAS, Vivid has demonstrated that it can meet the Foundation's online professional workforce development expectations and needs.

      NOW THERFORE, for and in consideration of the foregoing and the mutual promises hereinafter expressed and intending to be legally bound hereby, the Parties agree as follows:

A. Vivid's Duties. Vivid, subject to the terms and conditions set forth below, shall perform the following specified duties:

      l. Vivid will make available to the Foundation tools needed to support the Foundation's Keystone netWORK, a web-based self-directed, self-paced asynchronous learning site dedicated to workforce development and supported by technological learning programs. These tools will include, but are not limited to:

                                                     Contract #FOUNDATION 2004-1

            a Learning Management System, the Vivid Learning library of non-credit professional development; information technology; desktop; regulatory and compliance; healthcare; and craft skills courses. Vivid will provide on-line administrative support for the Foundation, including, but not limited to: admissions; registration payment services, transcriptions, and technical and content support and assistance.

      2. Vivid's elearning solution proposed to the Foundation will provide for, but is not limited to: a Course Authoring Tool, as well as the delivery and tracking of content made available from Third Party Content Providers; the ability to develop and deliver customized content, an easy to use online editor, syllabus, calendar, course statistics, chat room, threaded discussions, journal, search capabilities, webliography, and streaming audio and video. Vivid's elearning solution will be compatible with automatic conversion of Microsoft products (Word, Excel, and PowerPoint) and will provide the ability to deliver instructor mentoring and technical support.

      3. Vivid will provide consulting services to the Foundation's Executive Director and Director of Business Development when required to determine the most cost effective and efficient manner to advance the Foundation's online professional workforce development goals and objectives.

      4. Vivid will provide marketing services and support to the Foundation that will include development of the Foundation web site, development of marketing and collateral training materials and training of all Foundation marketing partners.

B. Statement of Work and Description of Services: The Parties are legally bound to adhere to the work specifications, deliverables and timetables, fees, and fee schedules included in the "Statement of Work," attached hereto as Exhibit 1 of this Contract.

C. Term of Contract. The term of the Contract shall commence on the Effective Date (as defined below) and shall end on June 30, 2006 subject to the other provisions of the Contract.

The Foundation's Contracting Officer shall fix the Effective Date after the Contract has been fully executed by the Customer and by the Foundation. The Contract shall not be a legally binding contract until after the Effective Date is affixed and a copy of the fully executed Contract has been sent to Vivid.

D. Renewals. This Contract may be renewed for an additional four (4) annual periods by mutual written agreement of the Parties. Renewals will be negotiated and agreed upon three (3) months prior to the expiration of the current agreement.

E. Fees

1. Compensation/Expenses. The following annual compensation/expenses are in consideration of the services provided by the Vivid to the Foundation for this Contract.

      a)    Learning Management System- $ per employee

                                                     Contract #FOUNDATION 2004-1

      b)    ICDL Library-                       $       per employee

      c)    Professional Development Library-   $       per employee

      d)    Desktop Computing and Information Technology-       $   per employee

      e)    Regulatory and Compliance Library-  $       per employee

      f)    Craft Skills Library-               $       per employee

      g) On-line administrative support including: admissions, registration, payment services, transcriptions, and technical and content support and assistance- No Charge. In addition:

            i.    tech support will be offered through emai1, AND

            ii. live tech support will be offered during normal business hours, AND tech and content support required by clients will be reduced through proper upfront training that will be provided by Vivid Learning and its Marketing Partners, including but not limited to WEDnet P A partners, MVM Inc., and DWC Inc.

      h)    Marketing services and support- All Direct Costs only

      i) Marketing Partner Management, Training and support- % of funded amount.

2.    Fee Schedule:

a. Payment for the LMS and each library will be invoiced upon registration and is due within thirty (30) days of receipt of the invoice by the Foundation.

b. Payment for Marketing Partner management, training and support will be invoiced and is due within thirty (30) days of receipt of the invoice by the Foundation.

c. Payment for all other de1iverab1es will be invoiced upon registration and is due within thirty (30) days of receipt of the invoice by the Foundation.

d. Invoices shall be submitted in a format specified by the Parties prior to execution of the Contract. Invoices shall be sent to:

Eric Farner
Director of Finance Operations
PA State System of Higher Education Foundation Inc.
2986 North Second Street
Harrisburg, PA 17101

F. Liability. Neither of the parties shall assume any liabilities to each other. As to liability to each other or death to persons, or damages to property, the parties do not waive any defense as a result of entering into this contract.

G. Amendments. This Contract represents the complete agreement between the parties, superseding any other prior or contemporaneous oral or written agreements. Any changes, corrections or additions to this Contract shall be in writing in the form of a supplemental agreement signed by all necessary parties and setting forth therein the proposed change, correction or addition.

                                                     Contract #FOUNDATION 2004-1

H. Applicable Law. This Contract will be governed under the laws of the Commonwealth of Pennsylvania.

I. Independent Contractor. In performing their respective duties and obligations under this Contract, each Party will act as an independent contractor and not as an employee or agent of the other Party. The relationship of the Parties to this Contract and to each other shall not be construed to constitute a partnership, joint venture or any other relationship, other than that of independent contractors.

J. Termination of Contract. The Foundation has the right to terminate the Contract for any of the following reasons:

      1) Termination for Convenience: If for any reason the Foundation is dissatisfied with Vivid Learning products or services, the Foundation will notify Vivid in writing of the specific reasons for their dissatisfaction. Reasons for dissatisfaction shall be limited to the scope of the contract. Vivid will have thirty (30) days to make corrections to the satisfaction of the Foundation. The Foundation will then confirm, in writing, that these changes have been made.

      If Vivid is unable to make the corrections as described above, the Foundation will have the right to terminate the Contract at its convenience if it determines termination to be in its best interest. The Foundation will compensate Vivid for work satisfactorily completed prior to the effective date of the termination, but in no event shall Vivid be entitled to recover lost profits.

      2) Termination for Cause: The Foundation or Vivid shall have the right to terminate the Contract upon written notice to the other Party for default as to any of the terms contained in the Contract between the Parties or by law. Either party shall have sixty (60) days to cure any areas of default upon receipt of written notice.

L. Hold Harmless Provision: Both Vivid and the Foundation shall hold each other harmless from and indemnify each other against any and all claims, demands and actions based upon or arising out of any activities performed by either party and its employees and agents under this Contract and shall defend any and all actions brought against either party based upon any such claims or demands.

M. Taxes: The Foundation is exempt from all excised taxes imposed by the Internal Revenue Service and has accordingly registered with the Internal Revenue Service to make tax-free purchases under Registration No. 2374001-K. The Foundation is also exempt from Pennsylvania state sales tax, local sales tax, public transportation assistance taxes and fees and vehicle rental tax. The Department of Revenue regulations provide that exemption certificates are not required for sales made to government entities and none will be issued.

                                                     Contract #FOUNDATION 2004-1

N. Severability. Should a court of competent jurisdiction or any legislative act render any term of this Contract unlawful, then the parties shall give effect to the balance of the Contract to the extent possible.

O. Integration. The Contract, including all referenced and/or attached documents, constitutes the entire agreement between the parties. No agent, representative, employee or officer of either the Foundation or Vivid has the authority to make, or has made, any statement, agreement or representation, oral or written, in connection with the Contract, which in any way can be deemed to modify, add to and detract from, or otherwise change or alter its terms and conditions. No negotiations between the parties, nor any custom or usage, shall be permitted to modify or contradict any of the terms and conditions of the Contract. No modifications, alterations, changes, or waivers to the Contract or any of its terms shall be valid or binding unless accomplished by a written amendment signed by both parties. All such amendments shall be made using the appropriate Foundation form.

P. Key Personnel. There are key personnel within the Foundation and Vivid Learning organizations that are critical to the success of the goals of each organization. Changes to Key Personnel must be communicated between the parties. Key Personnel are identified as:

For the Foundation

         Kim T. Coon, Executive Director
         PA State System of Higher
         Education FOUNDATION Inc.
         2986 North Second Street
         Harrisburg, PA l 711 0
         Telephone: (717) 720-4086
         Facsimile: (717) 720-7082

         Fred Baer, Director of Business Development
         PA State System of Higher
         Education Foundation Inc.
         2986 North Second Street
         Harrisburg, PA l 7110
         Telephone (717) 720-7063

         Brent Vernon, Business Development Specialist
         PA State System of Higher
         Education Foundation Inc.
         2986 North Second Street
         Harrisburg, Pa 17110
         Telephone (717) 720-4434

                                                     Contract #FOUNDATION 2004-1

         Ed Vollbrecht, Director of Project Management
         PA State System of Higher
         Education Foundation Inc.
         2986 North Second Street
         Harrisburg, PA l 711 0
         Telephone (717) 720-4075

For Vivid Learning Systems, Inc
         Leroy Enger,
         Vice-President of Business Development
         Vivid Learning Systems Inc.
         2345 Stevens Dr.
         Richland, W A 99352
         Telephone: (509) 375-0600
         Facsimile: (509) 375-5349

         Rabindra Nanda,
         Director of Sales and Marketing
         Vivid Learning Systems, Inc.
         2345 Stevens Dr.
         Richland, W A 99352
         Telephone: (509) 375-0600
         Facsimile: (509) 375-5349

Q. Notices. All notices required or permitted or which the Parties may desire to give under this Agreement shall be in writing, including facsimile copies, and shall be deemed to have been delivered when delivered to the Party to whom it was addressed or three (3) days after being deposited in the United States Mail by certified or registered mail, return receipt requested, or by overnight courier to the address of the other party which is set forth in this Agreement, or to such other address as the Party shall designate in writing.

          If to Vivid, attention of:      Leroy Enger,
                                          Vice-President of Business Development
                                          Vivid Learning Systems, Inc.
                                          2345 Stevens Dr.
                                          Richland, W A 99352
                                          Telephone: (509) 375-0600
                                          Facsimile: (509) 375-5349

          With a copy to:                 Sandra I. Muller
                                          General Counsel
                                          Vivid Learning Systems, Inc.
                                          723 The Parkway
                                          Richland, W A 99352
                                          Telephone: (509) 943-5319
                                          Facsimile: (509) 943-5528

                                                     Contract #FOUNDATION 2004-1

         If to FOUNDATION, attention of:    Kim T. Coon, Executive Director
                                            PA State System of Higher
                                            Education Foundation Inc.
                                            2986 North Second Street
                                            Harrisburg, PA 17110
                                            Telephone: (717) 720-4086
                                            Facsimile: (717) 720-7082

R. Assignments. This Agreement shall not be assigned without the express written consent of the Parties, which consent will not be unreasonably withheld. Any assignment made without the express written consent of the other Party shall not relieve the Assignor of its duties and obligations under this Agreement provided, however, the Foundation may assign this Agreement to any of the Foundation's subsidiaries or affiliates. Vivid acknowledges that persons or entities under contract or affiliated with the Foundation may perform certain services under this Agreement and agrees to allow such services to be provided upon written notice thereof. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of the Parties hereto, and their respective successors and assigns.

S. Notice of Waiver. No purported waiver by any Party of any default by another Party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by an authorized representative of the waiving Party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

T. Force Majeure. Neither Party will incur any liability to the other if its performance of any obligation under this Agreement is prevented or delayed by causes beyond its control and without the fault or negligence of either Party. Causes beyond a Party's control may include, but are not limited to, acts of God or war, changes in controlling law, regulations, orders or the requirements of any governmental entity, severe weather conditions, civil disorders, natural disasters, fire, epidemics and quarantines, general strikes throughout the trade, and freight embargoes.

      A Party shall notify the other Party orally within five (5) days and in writing within fifteen (15) days of the date on which the Party becomes aware, or should have reasonably become aware, that such causes would prevent or delay its performance. Such notification shall (i) describe fully such cause(s) and its effect on performance, (ii) state whether performance under the Agreement is prevented or delayed, and (iii) if performance is delayed, state a reasonable estimate of the duration of the delay. After receipt of such notification, the Party receiving notification may elect either to cancel the Contract or to extend the time for performance as reasonably necessary to compensate for the other Party's delay.

U. Compliance with Law. The Parties shall comply with all applicable federal and state laws and regulations and local ordinances in the performance of the Agreement.

                                                     Contract #FOUNDATION 2004-1

                   THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

                                                     Contract #FOUNDATION 2004-1

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed pursuant to due and legal action authorizing the same to be done the date first written above.

FOR VIVID                                               FOR THE FOUNDATION:
/s/ [ILLEGIBLE]                                         /s/ Kim T. Coon
-----------------------------------                     ------------------------
Individual or Partner                                   Executive Director
(if Customer is an individual or partnership)

Title
/s/ [ILLEGIBLE]
-----------------------------------            APPROVED AS TO FORM AND LEGALITY:
|President| or Vice President of
 ---------
Corporate Customer                             /S/ MD Alcaro
(Cirle Title)                                  ---------------------------------
                                               FOUNDATION Legal Counsel

                                               /s/ Sandra Muller
                                               ---------------------------------
                                               Vivid Legal Counsel

/s/ Sandra Muller
-----------------------------------
|Secretary| or Treasurer of Corporate
 ---------
Customer
(Circle Title)

Note regarding signatures above. If
a corporation, two signatures are
required, one being the President
!l!. Vice President, the second
being the Secretary !l!. Treasurer.
Signatory authority of either
signature can be delegated provided
there is a certified Board
resolution presented with this
contract.

                        STATE SYSTEM OF HIGHER EDUCATION
                                 FOUNDATION INC.

                     Contract Inquiry No. FOUNDATION 2004-1
                                    Exhibit 1
                                Statement of Work

Date: June 24, 2004

This Statement of Work is made pursuant to Contract #Foundation 2004-1 entered into between the Foundation and Vivid and is incorporated therein by reference.

Vivid shall deliver the Application Service Provider programs and services set forth in accordance with the terms and conditions stated in Contract #Foundation 2004-1.

1. Statement of Work and Description of Services

Overview

The Foundation has made a strategic decision to partner with an Application Service Provider that has a proven track record in providing online programs and services to the business community. This decision will position the Foundation to more strategically apply resources and technology to better meet the needs of various markets. As the Foundation moves to a new Application Service Provider and begins to increase its presence in the online professional workforce development market, a number of challenges must be addressed during this transition and growth period, including;

      o     Reducing costs and increasing profit margins
      o Meeting current and future learning technology needs of the business community
      o Providing content that meets business objectives and that are tied to strategic goals
      o     Alignment of processes around client goals
      o     Monitoring and reporting performance
      o     Delivery and tracking of all training resources
      o     Marketing support to meet revenue objectives

Background

Vivid Learning Systems, Inc. has been providing content and technology solutions to the Foundation for approximately two years. Vivid Learning has also provided professional consulting and marketing services during this time. As a true partner, Vivid Learning has developed a thorough understanding of the challenges being faced by the Foundation. This proposal will present specifications that should be considered as the Foundation develops, and implements technology for accomplishing its mission.

                                                     Contract #FOUNDATION 2004-1

Specifications

    Provide a full featured Learning Management Svstem (LMS) that improves speed and effectiveness of the training process, improves communication among employees, and improves retention. At a minimum the LMS should have or will have the following features:

1.    Activity Management
      A.    instructor-led training
      B.    online training
      C.    resources
      D.    mentoring activities

2.    Curriculum Management
      A.    create curriculum maps for individuals
      B.    create curriculum maps for groups
      C     match curriculum to learning objectives
      D.    match curriculum to certification goals

3.    Scheduling and Registration
      A.    online registration
      B.    batch or individual registration
      C.    automated approval process
      D.    wait listing
      E.    class status
      F.    manage grant reimbursement, budgeting and invoicing

4.    Level I & Level II Evaluation
      A. allow administrators to build, assign and administer course evaluations
      B.    allow administrators to build and deliver pre and post tests
      C. reporting feature that allows for measurement of skill acquisition between pre and post test

5.    Facility & Instructor Management*
      A.    view and schedule facilities
      B.    locate facilities based on specific requirements
      C.    certify qualified instructors by course
      D.    certify qualified instructors by geography

6.    Learning Content Management System *
      A.    Allows client built courseware to be imported into the LMS
      B.    Provide authoring tool

                                                     Contract #FOUNDATION 2004-1

*Provide a Performance Manazement Svstem (PMSys) that provides tools for monitoring performance and supports the achievement of corporate and individual goals. At a minimum the PMSys should have or will have the following features:

1.    Level 3 Assessment
      A.    360 Feedback
      B.    assign internal and external raters
      C.    schedule assessments
      D.    report assessment data

2.    Development Plans
      A.    automate employee development plans
      B.    develop
      C.    track
      D.    evaluate

3.    Employee Appraisals
      A.    identify goals, objectives, and action items
      B.    approve goals and provide ongoing feedback
      C.    track progress against goals
      D.    evaluate and weight each goal

4.    Compensation & Recognition
      A.    recommend pay increases based on performance scores
      B.    assist management with appropriate compensation decisions

5.    Mentoring & Coaching
      A.    provide advice to employees
      B.    submit goal feedback
      C.    save communication with date/time stamp

6.    Career Planning
      A.    establish typical career paths
      B.    set and track career goals
      C.    create career development plans

*Provide a Talent Management Svstem (TMS) that deploys the right talent at the right time by aligning recruiting and succession planning with business goals. At a minimum the TMS should have the following features:

1.    Job Requisitioning A. manage position requirements
      B.    manage minimum qualifications
      C.    create internal job requisitions
      D.    create external job requisitions

                                                     Contract #FOUNDATION 2004-1

2.    Internal & External Sourcing
      A.    post openings to career sites
      B.    allow candidates to apply online
      C.    automatically match candidates to openings

3.    Screening & Interviewing
      A.    build, administer, and score screening assessments
      B.    create behavioral interview guides
      C.    record notes
      D.    evaluate candidates responses

4.    Tracking & Hiring
      A.    automate reference checking
      B.    create and automate job offer letters
      C.    create new hire development plans

*Provide an Organizational Development Svstem (ODS) that aligns people and processes around corporate goals. At a minimum the ODS should have the following features:

1.    Organizational Goals
      A.    manage corporate, department, functional and team goals
      B.    enable linkage of goals up and down the organization

2.    Human Capitol Process Management
      A.    link tasks to positions
      B.    analyze business from a process perspective
      C.    workforce planning

3.    Position Management- Skill Gap Analysis
      A.    create comprehensive job requirements
      B.    link competencies, skills, and behaviors to jobs
      C.    match employee talent against job requirements

4.    Competency Management
      A.    report individual competency strength and weaknesses
      B.    report organizational competency strength and weaknesses
      C.    recommend development activities

Provide technology and technology support that will instill the highest level of confidence in all clients, including:

1.    Servers
2.    Back up systems
3.    Hosting

                                                     Contract #FOUNDATION 2004-1

      a.    PLATO Learning Inc.-Content and Plato Web Learning Network
      b.    Third Party Content
      c.    Rosetta Stone (English as a Second Language) Student Management
            System
4.    Tech Support
5.    Technology consulting

Provide comprehensive content that will increase competitiveness of PA business by improving employee and organizational skills, including:

1.    Regulatory and Compliance Library
2.    IT Library
3.    Desktop Library
4.    Business Professional Skills Library
5.    Business Management Library
6.    Craft Skills Library

Provide customer support that enables clients to use technology effectively and efficiently through:

1.    email tech support
2.    call in tech support
3.    consolidated service desk
4.    initial product training
5.    follow-up product training

Provide marketing and sales support that ensures a growing client base and the highest level of utilization through:

1.    team building
2.    online meetings
3.    presentations
4.    setting and meeting Foundation revenue goals
5. direct and indirect marketing activities (direct mail, trade shows, print advertising)

Provide flexibility of pricing to meet the Foundations revenue objectives by offering the following options.

1.    price each module separately
2.    price content and performance management system separately
3.    add performance management system cost to the cost of content

* All data will be collected and entered into the system tools by Foundation administrators or the Foundation's client unless otherwise agreed to by the parties.

                                                     Contract #FOUNDATION 2004-1

2. Summary Deliverables and Timetable - Deliverables and timetables are subject to change based upon mutual agreement of the parties.

July 1st - initial launch of online offering
August 1st - complete Partner training plan and training timeline
August 15th - complete transition plan
August 18th - begin Partner training
November 15th - Partner training completed
December 15th - Transition completed
December 17th - Statewide launch

3. Fees

    Learning Management System-                        $     per employee
    ICDL Library                                       $     per employee
    Professional Development Library-                  $     per employee
    Desktop Computing and Infonnation Technology-      $     per employee
    Regulatory and Compliance Library-                 $     per employee
    Craft Skills Library   -                           $     per employee
    On-line administrative support
      including :admissions, registration,
      payment services, transcriptions, and
      technical and content support and assistance-    No Charge In addition:

      iv.   tech support will be offered through email, AND
      v.    live tech support will be offered during normal business hours, AND
      vi. tech and content support required by clients will be reduced through proper up front training that will be provided by Vivid Learning and its Marketing Partners, including but not limited to WEDnet P A partners, MVM Inc., and DWC Inc.

Marketing services and support-                            All Direct Costs only
Marketing Partner Management, Training and support         5% of funded amount.

4.    Fee Schedule:

a. Payment for the LMS and each library will be invoiced upon registration and is due within thirty (30) days of receipt of the invoice by the Foundation.
b. Payment for Marketing Partner management, training and support will be invoiced and is due within thirty (30) days of receipt of the invoice by the Foundation.
c. Payment for all other deliverables will be invoiced upon registration and is due within thirty (30) days of receipt of the invoice by the Foundation.
d. Invoices shall be submitted in a format specified by the Parties prior to execution of the Contract. Invoices shall be sent to:

                                                     Contract #FOUNDATION 2004-1

Eric Farner
Director of Finance Operations
PA State System of Higher Education Foundation Inc. 2986 North Second Street Harrisburg, PAl 71 0 1

Authorization to Proceed

      Delivery of above Statement of Work by VIVID cannot occur until written authorization is received from the FOUNDATION. The signature below represents Foundation's approval for VIVID to commence work on these services as currently defined, with an agreement to pay all fees incurred as detailed selected in this document.

VIVID

By: /s/ Kevin Smith
Printed Name: Kevin Smith
Title: CEO
Date: June 24, 2004


By:
   /s/ Kim T. Coon
   --------------------------------

Date: June 24, 2004